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                                                                    EXHIBIT 23.2

                                CONDUCTUS, INC.

                           CONSENT OF PATENT COUNSEL

We consent to the reference to our firm under the caption "Experts" in this registration statement on Form S-1 for the registration of 1,150,000 shares of Common Stock of Conductus, Inc.

                                          MERCHANT, GOULD, SMITH,
                                          EDELL, WELTER & SCHMIDT, P.A.

Minneapolis, Minnesota
May 15, 1996

                                          MERCHANT, GOULD, SMITH,
                                          EDELL, WELTER & SCHMIDT, P.A.

                                          By        /s/ Charles G. Carter

                                          --------------------------------------
                                                     Charles G. Carter